EXHIBIT 21.0


                   SUBSIDIARIES OF OCWEN FINANCIAL CORPORATION

Name                                                       State of Organization
----                                                       ---------------------

Ocwen Federal Bank FSB                                     New Jersey
Ocwen Partnership, L.P.                                    Virginia
Ocwen Asset Investment Corp.                               Florida
Ocwen Limited, Inc.                                        Virginia
Investors Mortgage Insurance Holding Company               Delaware
Ocwen Properties, Inc.                                     New York
Ocwen Financial Services, Inc.                             Florida
Ocwen Capital Trust I                                      Delaware
OAIC Mortgage Residential Securities Holdings, LLC         Delaware
OAIC Bush Street, LLC                                      Delaware
OAIC Mortgage Holdings, LLC                                Delaware
Ocwen Asset Investment - UK, LLC                           Delaware
NHP Affordable Housing Partners, L.P.                      Pennsylvania
OAIC Jacksonville, LLC                                     Delaware
OAIC California Partnership, L.P.                          California
OAIC California Partnership II, L.P.                       California
OAIC-Commercial Assets, LLC                                Florida
Ocwen NIMS Corp.                                           Florida
Synergy Software, Inc.                                     Florida
AMOS, Inc.                                                 Connecticut
First Service Corporation                                  Delaware
Ocwen Technology Xchange, Inc.                             Florida

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